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                               EXHIBIT 11.0
                             PEGASUS GOLD INC.
                     COMPUTATION OF EARNINGS PER SHARE
                  (In Thousands, except for share amounts)


                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                    JUNE 30,                     JUNE 30,
                                              1997          1996           1997         1996
                                              ----          ----           ----         ----
PRIMARY:
Earnings:
Net loss applicable to primary
 earnings per share calculation............   ($3,150)      ($1,713)        ($3,165)     ($1,700)
                                              -------       -------         -------      -------
                                              -------       -------         -------      -------
Weighted average number of shares
 outstanding:
Common shares and equivalents..............    41,190        41,032          41,163       40,128

Additional shares outstanding assuming
exercise of stock options reduced by the
number of shares which could have been
purchased with the proceeds from the
exercise of such options...................         1           302               6          364
                                              -------       -------         -------      -------
Weighted average number of shares
outstanding, as adjusted...................    41,191        41,334          41,169       40,492
                                              -------       -------         -------      -------
                                              -------       -------         -------      -------

Net loss per share - primary...............    ($0.08)       ($0.04)         ($0.08)      ($0.04)
                                              -------       -------         -------      -------
                                              -------       -------         -------      -------
FULLY DILUTED:
Earnings:
 Net loss..................................   ($3,150)      ($1,713)        ($3,165)     ($1,700)

Add:
Interest relating to 6.25% convertible
subordinated notes, net of tax.............      ---             18            ---           257
Amortization of issuance costs relating to
6.25% convertible subordinated notes,
net of tax.................................      ---            130            ---           260
                                              -------       -------         -------      -------
Net loss applicable to fully diluted
 earnings per share calculation............   ($3,150)      ($1,565)        ($3,165)     ($1,183)
                                              -------       -------         -------      -------
                                              -------       -------         -------      -------
Weighted average number of shares
 outstanding:

 Common shares and equivalents.............    41,190        41,032          41,163       40,128

 Additional shares outstanding assuming
  exercise of stock options reduced by the
  number of shares which could have been
  purchased with the proceeds from the
  exercise of such options.................         1           304               8          366

 Additional average shares outstanding
  assuming conversion of 6.25%
  convertible subordinated notes...........     7,709         7,709           7,709        7,709
                                              -------       -------         -------      -------
Weighted average number of shares
outstanding, as adjusted...................    48,900        49,045          48,879       48,203
                                              -------       -------         -------      -------
                                              -------       -------         -------      -------
Net loss per share - fully diluted (a).....    ($0.06)       ($0.03)         ($0.06)      ($0.03)
                                              -------       -------         -------      -------
                                              -------       -------         -------      -------

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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                               EXHIBIT 11.0